Exhibit 10.48

INDEPENDENT CONTRACTOR AGREEMENT

          This Independent Contractor Agreement (“Agreement”) is entered into as of June 1, 2005, by and between RedEnvelope, Inc. (hereinafter the “Client”), located in San Francisco, California, and John Roberts (hereinafter the “Consultant”), an independent consultant having a principal place of business in San Francisco, California.

          This Agreement is intended to set forth the terms of the relationship between Client and Consultant. Client enters into this Agreement because it desires the performance of Consultant’s professional services, as described herein.

          Accordingly, Client and Consultant jointly agree to the following terms and conditions:

          1. Term Of Contract.

          This Agreement will become effective on June 1, 2005, and will continue in effect for 60 days, unless terminated previously by either party as set forth herein.

          2. Independent Contractor Status.

          Consultant warrants and affirms that his/her business is independent and that he/she markets his/her professional services to others, except to the extent necessary to avoid a conflict of interest.

          It is the express intent of the parties that Consultant is an independent contractor, and not an employee, agent, representative, joint venturer or partner of the Client. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Client and Consultant or any employee or agent of Consultant.

          Both parties acknowledge that Consultant is not an employee for state or federal tax purposes or for purposes of unemployment insurance or other requirements of federal or state employment law.

          3. Services To Be Performed.

               a. Specific Services.

          The Client retains Consultant to perform the professional services and accomplish the tasks set forth in Attachment “A” hereto. Consultant agrees that the work performed hereunder will be of the highest professional standards and quality.

          While engaged by Client, Consultant retains the right to perform professional services for other companies. However, the Client expects the Consultant to perform a minimum of 20 hours per week for the first month of the agreement.

               b. Method of Performing Services.

          Consultant will determine the method, details and means for performing the above-described services. The Client shall have no right to, and shall not, control the methods, details and means of performing and accomplishing Consultant’s services. The Client shall have no right to, and shall not, provide any instruction or training as to the methods or means for accomplishing Consultant’s services.

               c. Engagement of Assistants.

          Consultant may, at Consultant’s own expense, employ assistants as Consultant deems necessary to perform services under this Agreement. The Client shall have no right to, and shall not, direct or supervise Consultant’s assistants or employees, if any, in the performance of these services. Consultant assumes full and sole responsibility for the payment of all compensation and expenses of these assistants for all state and federal income tax, unemployment insurance, social security, disability insurance, and other applicable withholdings. Consultant also agrees to provide all necessary insurance coverage for such assistants and/or employees. Should Consultant employ assistants, he/she agrees to bind them to the confidentiality and other restrictive covenants set forth in this Agreement.

               d. Time and Place of Work.

          Consultant shall set his/her own hours and schedule for the performance of the services described herein. The Client shall not have the right to, and shall not, control the order or sequence in which Consultant performs his/her services. However, because of scheduling requirements of the employees of the Client with whom Consultant will need to interact, certain aspects of his/her scheduling may be set by the Client. Client agrees to provide Consultant with reasonable advance notice of desired times for consultation, meetings, appointments, travel and other similar requirements.

          4. Compensation.

          Client will pay Consultant a fee of $125.00/hour for services performed. Consultant shall provide Client with an invoice, on a monthly basis, itemizing the services performed. Client shall promptly pay Consultant within thirty (30) days of receipt of Consultant’s invoice.

          5. Obligations Of Contractor.

               a. Costs, Expenses and Materials.

          Consultant shall be responsible for all other costs and expenses incidental to the performance of services for the Client, including, but not limited to all costs of material provided by Consultant, all fees, fines, licenses, bonds, or taxes required of or imposed against Consultant, and all of Consultant’s other costs of doing business. Consultant shall bear the full cost of all transportation to and from the place at which services are rendered, including, but not limited to, the cost of an automobile, gasoline, repairs, parking and automobile insurance.

          Consultant will supply all materials required to perform services under this Agreement. Consultant is not required to purchase or rent any materials, services or work space from the Client. In the event Consultant desires to purchase or rent any materials, services or work space from the Client, Consultant and the Client shall negotiate a fair market price for said purchase or rental.

               b. Indemnification of Liability.

          Consultant agrees that he/she is solely and exclusively liable for all damages caused by his/her performance of this Agreement or the failure to perform. Consultant shall not be treated as an employee or agent of the Client entitled to coverage under Client’s Insurance or other policies. Each party shall indemnify and hold harmless the other and the other’s officers, agents and employees from each one’s negligence, including their respective officers, agents and employees.

               c. Assignment.

          Neither party shall assign its rights or delegate its duties or obligations under this Agreement without the prior written consent of the other. Subject to the foregoing, this agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties to this Agreement. Client agrees that Consultant may designate a d.b.a., corporation or any other entity to receive payments for Consultant’s work under this agreement.

               d. State and Federal Taxes.

          As Consultant is not the Client’s employee, Consultant is responsible for paying all required state and federal taxes. Specifically:

(1)	The Client will not withhold FICA (Social Security) from Consultant’s payments;

(2)	The Client will not make state or federal unemployment insurance contributions on behalf of Consultant;

(3)	The Client will not withhold state or federal income tax from payments to Consultant;

(4)	The Client will not make disability insurance or paid family leave contributions on behalf of Consultant; and

(5)	The Client will not provide coverage for Consultant under its workers’ compensation insurance or allow Consultant to participate in any employee benefit plans provided by the Client.

          Consultant agrees to indemnify, defend and hold harmless the Client with respect to any claims, assessments, levies, fines or attorneys’ fees incurred, arising out of any tax issues involving her compensation for services to the Client.

          6. Termination Of Agreement.

          This Agreement shall terminate automatically on the occurrence of any of the following events:

(1)	Bankruptcy or insolvency of either party;

(2)	Sale of the business of either party; or

(3)	Death or total incapacity of Consultant.

          Additionally, this Agreement may be terminated at any time by either party, with or without cause, upon ten (10) days’ written notice to the other party.

          7. Confidentiality.

          All ideas, concepts, information and written material disclosed to Consultant by the Client, or acquired from a customer or vendor of the Client, are and shall remain the sole and exclusive property and proprietary information of the Client, or said customer or vendor, and are disclosed in confidence by the Client or permitted to be acquired from customers or vendors in reliance on Consultant’s agreement to maintain them in confidence and not to use or disclose them to any other person.

          Consultant, in the course of his/her duties, will be handling Information Technology projects and other data and plans of the Client, its customers, and/or its vendors. All such data are confidential and shall not be disclosed, directly or indirectly, or used by Consultant in any way, either during the term of this Agreement or at any time thereafter, except as required of him/her in the course of his/her engagement hereunder or as specifically authorized by the Client.

          All records of or pertaining to the Client, its customers or vendors, and any other Information Technology information or written material, relating to the Client, its customers and/or vendors, whether prepared by Consultant or otherwise coming into his/her possession or to his/her attention, shall be the exclusive property of the Client (subject only to a customer’s or vendor’s right in such property) regardless of who actually purchased, obtained or created such property.

                    a. Return Of Property Upon Termination. Consultant agrees that on or before the termination of his/her engagement, he/she will return to the Company all originals and copies of all or any part of:

(1)	Lists and sources of customers and/or vendors and suppliers;

(2)	Any and all other things, equipment and written materials obtained by Consultant from the Company or any customer or vendor of the Company, including all matters covered in Paragraph 7 of this Agreement;

(3)	Information Technology related information;

(4)	All property of the Company, including, without limitation, keys, credit cards, manuals, records, and proprietary information of the Company, its customers and/or vendors.

          8. General Provisions

               a. Notices.

          Whenever notice is required or demanded under this Agreement, it shall be in writing and personally delivered, or sent by United States Postal Service registered or certified mail to the address stated below. Each party may change the address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

TO THE COMPANY:	RedEnvelope, Inc.
c/o Christopher Nordquist, Esq.
149 New Montgomery Street
San Francisco, CA 94105

TO THE CONTRACTOR:	John Roberts

1617 Belburn Drive

Belmont, CA 94002

               b. Nature of Agreement.

          This Agreement supersedes any and all Agreements, either oral or written, between the parties, with respect to the rendering of services by Consultant for the Client. This is the sole and entire agreement between the parties as to the services specified and described herein. Each party to this Agreement acknowledges that there have been no representations, inducements, promises, or agreements, orally or otherwise, by any party, or anyone acting on behalf of any party, which are not included herein, and that no other agreement, statements or promises shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing, signed by both Consultant and the Client.

          Each party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used in construing this Agreement. The use of any gender shall include both genders and the singular shall include the plural whenever the context requires.

               c. No Third Party Benefit.

          This Agreement is intended to benefit only the parties hereto, otherwise no other person or entity other than successors in interest and assigns has or shall acquire any rights hereunder.

               d. Partial Invalidity.

          If any term, covenant, condition or provision in this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will, nevertheless, continue in effect without being impaired or invalidated in any way.

               e. Arbitration.

          In the event of any dispute arising under or involving any provision of this Agreement or any dispute involving Consultant’s services and relationship with the Client, or the termination of his/her services and this relationship, the parties agree to submit any such dispute to binding arbitration pursuant to the provisions of Title 9 of Part III of the California Code of Civil Procedure, commencing at section 1280 et seg.(or any successor or replacement statutes).

          If Consultant and the Client are unable to agree on a neutral arbitrator, the Client will obtain a list of arbitrators from the Federal or California State Mediation and Conciliation Service. Alternatively, the parties may mutually agree to utilize the services of a private, neutral mediator and arbitration service. The parties will alternately strike names from the list until only one name remains; the remaining person shall be the arbitrator. Arbitration proceedings shall be held in California at a location mutually convenient to both parties.

          Following a hearing conducted by the arbitrator, in a manner to be determined as mutually agreed to by the parties and/or by the arbitrator, the arbitrator shall issue a written opinion and award that shall be signed and dated. The arbitrator’s opinion and award shall decide all issues submitted and shall set forth the legal principles supporting each part of the opinion. The arbitrator shall be permitted to award only those remedies in law or equity which are requested by the parties and which the arbitrator determines to be supported by the credible, relevant evidence.

          Consultant and the Client agree that arbitration shall be the exclusive forum for resolving all disputes arising out of or involving this Agreement, the relationship between the parties, the services performed hereunder or the termination of the services or the relationship; provided, however, that either party may file a request with a court of competent jurisdiction for equitable relief, including but not limited to injunctive relief, pending resolution of any dispute through the arbitration procedure set forth herein or injunctive or other equitable relief to enforce the restrictive covenants set forth herein. Consultant agrees that if he/she does not submit a written request for arbitration within one year from the date of Consultant’s termination of the performance of services, Consultant agrees that he/she will have waived any right to raise any claim, in any forum, arising out of or involving this Agreement, the relationship between the parties, the services provided hereunder or the termination of Consultant’s services.

          Consultant and the Client shall each bear their own costs for legal representation at any such arbitration, and shall split the cost of the arbitrator and court reporter, if any.

               f. Attorneys’ Fees.

          If any action for injunctive declaratory or other equitable relief is brought to enforce the above-stated agreement to arbitrate or to enforce the restrictive covenants of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any relief to which the party may be entitled.

               g. Waiver.

          The failure of either party to enforce at any time any of the provisions of this Agreement, or to exercise any option or right herein provided, or to require at any time performance by the other party of any provisions hereof, shall in no way be construed to be a waiver of such provision(s), nor in any way to effect the validity of this Agreement or any part thereof, or the right of the party to thereafter enforce each and every such provision. Acceptance of a late payment by Consultant shall not constitute a waiver, nor in any way prejudice Consultant’s right to receive and demand timely payments thereafter.

               h. Counterparts.

          This Agreement may be executed in counterparts, each deemed an original and comprising a single instrument when fully executed.

               i. Governing Law.

          This Agreement will be governed by and construed in accordance with the laws of the State of California.

          The parties hereto have executed this Agreement as of the dates indicated below and the above provisions are understood and agreed to by:

RedEnvelope, Inc.	John Roberts

By: /s/ Edward M. Schmults	By: /s/ John Roberts

Dated: 5/20/05	Dated: 5/20/05

Attachment A

          Consultant’s Duties: consulting on the technical, business, contractual and project management aspects of the Company’s information technology projects and systems, including, but not limited to, MarketLive, Ecometry, Oracle and Broadvision.